Amended and Restated

                           Operating Agreement





                                   of





                        PNGI CHARLES TOWN GAMING
                        LIMITED LIABILITY COMPANY







                           December 31, 1996

                            TABLE OF CONTENTS

                               ARTICLE I.

                                FORMATION

            1.1.        Organization.................................(1)
            1.2.        Agreement, Effect of Inconsistencies
                        with
                        Act .........................................(1)
            1.3.        Name.........................................(1)
            1.4.        Effective Date...............................(2)
            1.5.        Registered Agent and Office..................(2)
            1.6.        Principal Office.............................(2)
            1.7.        Term.........................................(2)

                               ARTICLE II.

                               DEFINITIONS


                              ARTICLE III.

                           NATURE OF BUSINESS

            3.1.        Purpose......................................(2)


                               ARTICLE IV.

                                 POWERS

            4.1.        Powers.......................................(3)


                               ARTICLE V.

                         ACCOUNTING AND RECORDS

            5.1.        Records to be Maintained.....................(3)
            5.2.        Reports to Members...........................(3)


                               ARTICLE VI.

                                 MEMBERS

            6.1.        Member Eligibility...........................(4)
            6.2.        Members......................................(4)

                                  (i)

                                  (ii)

                              ARTICLE VII.

                      RIGHTS AND DUTIES OF MEMBERS

            7.1.        Voting Rights................................(4)
            7.2.  Management Rights..................................(4)
            7.3.        Liability of Members.........................(5)
            7.4.        Indemnification..............................(5)
            7.5.        Representations and Warranties...............(5)
            7.6.        Conflicts of Interest........................(5)
            7.7.        Miscellaneous Obligations....................(6)
            7.8.        Members' Rights and Liabilities..............(6)


                              ARTICLE VIII.

                             MANAGING MEMBER

            8.1.        Managing Member..............................(7)
            8.2.        Authority of Members to Bind the Company
                   ..................................................(7)
            8.3.        Compensation of Managing Member..............(7)
            8.4.        Bank Accounts................................(7)


                               ARTICLE IX.

                   CONTRIBUTIONS AND CAPITAL ACCOUNTS

            9.1.        Initial Contributions........................(8)
            9.2.        Additional Contributions.....................(8)
            9.4.        Enforcement of Commitments...................(8)
            9.5.        Maintenance of Capital Accounts..............(9)
            9.6.        Distribution of Assets.......................(9)
            9.7.        Compliance with Section 704(b) of the
                  Code..............................................(10)

                               ARTICLE X.

                      ALLOCATIONS AND DISTRIBUTIONS

            10.1. Allocations of Net Profits and Net
                  Losses
                        from Operations.............................(10)
            10.2. Company Minimum Gain Chargeback...................(10)
            10.3. Member Minimum Gain Chargeback....................(10)
            10.4. Qualified Income Offset...........................(11)
            10.5. Interim Distributions.............................(11)

                                 (iii)

            10.6. Limitations on Distributions......................(12)




                                  (iv)

                               ARTICLE XI.

                                  TAXES

            11.1. Elections.........................................(12)
            11.2. Taxes of Taxing Jurisdictions.....................(12)
            11.3. Tax Matters ......................................(12)
            11.4. Accrual Method of Accounting......................(13)


                              ARTICLE XII.

                   DISPOSITION OF MEMBERSHIP INTERESTS


                              ARTICLE XIII.

                        DISSOCIATION OF A MEMBER

            13.1. Dissociation......................................(13)
            13.2. Purchase of Dissociated Member's Membership
                        Interest....................................(14)
            13.3. Purchase Price of Dissociated Member's
                        Membership Interest.........................(14)


                              ARTICLE XIV.

                     ADMISSION OF ADDITIONAL MEMBERS


                               ARTICLE XV.

                       DISSOLUTION AND WINDING UP

            15.1. Dissolution.......................................(15)
            15.2. Effect of Dissolution.............................(15)
            15.3. Distribution of Assets on Dissolution.............(15)
            15.6. Winding Up and Certificate of
                  Dissolution.......................................(16)


                              ARTICLE XVI.

                                AMENDMENT

            16.1. Operating Agreement May Be Modified...............(17)
            16.2. Amendment or Modification of Operating
                        Agreement...................................(17)

                                  (v)

                              ARTICLE XVII.

                        MISCELLANEOUS PROVISIONS

            17.1. Entire Agreement..................................(17)
            17.2. No Partnership Intended for Nontax
                  Purposes..........................................(17)
            17.3. Rights of Creditors and Third Parties
                  under
                        Operating Agreement.........................(18)
            17.4. Arbitration.......................................(18)
            17.5. Governing Law.....................................(18)


      EXHIBIT A


      APPENDIX I

                               DEFINITIONS

            Act   ..................................................(21)
            Additional Member.......................................(21)
            Articles................................................(21)
            Bankrupt Member.........................................(21)
            BDC   ..................................................(21)
            Business Day............................................(21)
            Capital Account.........................................(21)
            Capital Contribution....................................(21)
            Code  ..................................................(21)
            Commission..............................................(21)
            Commitment..............................................(21)
            Company.................................................(21)
            Company Liability.......................................(21)
            Company Minimum Gain....................................(21)
            Company Nonrecourse Liability...........................(22)
            Company Property........................................(22)
            Contributing Member.....................................(22)
            Contribution............................................(22)
            Default Interest Rate...................................(22)
            Delinquent Member.......................................(22)
            Distribution............................................(22)
            Disposition (Dispose)...................................(22)
            Dissociation............................................(23)
            Dissociated Member......................................(23)
            Initial Capital Contribution............................(23)

                                  (vi)

            Initial Members.........................................(23)
            License.................................................(23)
            Licensed Activities.....................................(23)
            Majority of the Members.................................(23)
            Managing Member.........................................(23)
            Member..................................................(23)
            Member Minimum Gain.....................................(23)
            Member Nonrecourse Liability............................(24)
            Membership Interest.....................................(24)
            Money ..................................................(24)
            Net Losses..............................................(24)
            Net Profits.............................................(24)
            Nonrecourse Liabilities.................................(24)
            Notice..................................................(24)
            Offsettable Decrease....................................(24)
            Operating Agreement.....................................(25)
            Percentage Interest.....................................(25)
            Percentage Majority of the Members......................(25)
            Percentage Majority of the Remaining Members............(25)
            PNGI/West Virginia......................................(25)
            Proceeding..............................................(25)
            Property................................................(25)
            Person..................................................(25)
            Regulations.............................................(25)
            Related Person..........................................(25)
            Remaining Members.......................................(25)
            Removal.................................................(25)
            Resignation.............................................(25)
            Rules ..................................................(26)
            Statutes................................................(26)
            Taxable Year............................................(26)
            Taxing Jurisdiction.....................................(26)
            Withdrawal..............................................(26)


                                 (vii)

            This Amended and Restated Operating Agreement (the "Operating Agreement") of PNGI Charles Town Gaming Limited Liability Company, a limited liability company organized pursuant to the Act, is entered into as of this 31st day of December, 1996 and shall be effective as of the Effective Date, by and among the Company and the Members.

            For and in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Members executing the Operating Agreement hereby agree to the following terms and conditions of the Operating Agreement, as it may from time to time be amended according to its terms.


                                ARTICLE I

                                FORMATION

            1.1. Organization - The Members confirm that they have organized the Company on March 22, 1996 as a West Virginia limited liability company pursuant to the provisions of the Act.

            1.2.        Agreement, Effect of Inconsistencies with Act -

                        It is the express intention of the Members that the Operating Agreement shall be the sole source of agreement of the parties with respect to the subject matter hereof, and, except to the extent a provision of the Operating Agreement expressly incorporates federal income tax rules by reference to sections of the Code or Regulations or is expressly prohibited or ineffective under the Act, the Operating Agreement shall govern, even when inconsistent with, or different than, the provisions of the Act or any other law or rule.

                        To the extent any provision of the Operating Agreement is prohibited or ineffective under the Act, the Operating Agreement shall be considered amended to the smallest degree possible in order to make such provision effective under the Act, consistent with the intent of the parties. In the event the Act is subsequently amended or interpreted in such a way to make any such provision of the Operating Agreement that was formerly invalid valid, such provision shall be considered to be valid from the effective date of such amendment or interpretation.


                                  (1)

            1.3. Name - The name of the Company is PNGI Charles Town Gaming Limited Liability Company, and all business of the Company shall be conducted under that name or under any other name, but in any case, only to the extent permitted by applicable law.

            1.4. Effective Date - The Operating Agreement became effective on March 22, 1996, the "Effective Date".

            1.5. Registered Agent and Office - The registered agent for the service of process and the registered office shall be that Person and location reflected in the Articles as filed in the office of the Secretary of State of West Virginia. The Managing Member may, from time to time, change the registered agent or office through appropriate filings with the Secretary of State of West Virginia. In the event the registered agent ceases to act as such for any reason or the registered office shall change, the Managing Member shall promptly designate a replacement registered agent or file a notice of change of address as the case may be. If the Managing Member shall fail to designate a replacement registered agent or change of address of the registered office, any Member may designate a replacement registered agent or file a notice of change of address.

            1.6. Principal Office - The Principal Office of the Company shall be located at:

                        Wyomissing Professional Center
                        825 Berkshire Boulevard, Suite 203
                        Wyomissing, Pennsylvania  19610

            1.7. Term - The period of duration of the Company shall expire on December 31, 2045, or when the Company is dissolved in accordance with
      Article XV hereof.


                               ARTICLE II

                               DEFINITIONS

            2.1. Definitions - For purposes of the Operating Agreement, unless the context clearly indicates otherwise, the terms set forth on Appendix I attached hereto shall have the meanings set forth in such Appendix.


                               ARTICLE III


                                  (2)

                           NATURE OF BUSINESS

            3.1. Purpose - The purpose of the Company shall be to transact any lawful business that a limited liability company, corporation, general partnership, limited partnership or other business entity may conduct under the laws of the State of West Virginia, including but not limited to the conducting of Licensed Activities, auto racing, casino or riverboat gambling, or other gaming or wagering or other entertainment and hotel activities, and all forms of communications and publications pertaining to the foregoing, and the Company shall have the authority to do all things necessary or convenient to accomplish its purpose and operate such business.


                               ARTICLE IV

                                 POWERS

            4.1. Powers - The Company may exercise the powers and privileges conferred upon limited liability companies by the laws of the State of West Virginia only in furtherance of and subject to its Company purpose and subject further to the following limitations:

                  4.1.1 The Company shall do nothing which if done
            by a Member would violate the Statutes or the Rules; and

                  4.1.2 The  Company,  and if  applicable  to a Member then such
            Member, shall at all times comply with the Statutes and the Rules, including that the Company and if required each Member shall be, and the Company or Member shall cause each employee of the Company or shareholder, partner, other equity owner, officer, director or employee of such Member who is required under the Statutes or the Rules, to be a Licensed Person.


                                ARTICLE V

                         ACCOUNTING AND RECORDS

            5.1. Records to be Maintained - The Managing Member shall maintain such business and financial records at the Principal Office as it deems necessary or appropriate, including but not limited to a current list of the full name and last known business address of each Member, former Member and other holder of a Membership Interest. All of

                                  (3)
      such records shall be available for inspection by a Member, or that Member's authorized representative during normal business hours upon reasonable notice to the Managing Member.

            5.2.        Reports to Members -

                  5.2.1.The   Managing   Member   shall   provide,   for   their
            confidential use, financial reports at least quarterly, and, if otherwise available, monthly, to the Members promptly after the same become available.

                  5.2.2.The Managing Member shall provide all Members with those information returns required by the Code and the tax laws of any state in which a Member resides.

                  5.2.3.The Managing Member shall promptly notify the other Member of the occurrence of any event which reasonably would be expected to have a material effect on the business or results of operations of the Company.


                               ARTICLE VI

                                 MEMBERS

            6.1. Member Eligibility - All Members, and, to the extent applicable, their respective equity owners, officers, directors and employees, shall be Licensed Persons if required by the Statute or the Rules, and shall otherwise meet any applicable requirements of the Statutes and the Rules.

            6.2. Members - The names and addresses of the Members and the designation of the Managing Member as of the date hereof are as set forth on Exhibit A attached hereto.


                               ARTICLE VII

                      RIGHTS AND DUTIES OF MEMBERS

            7.1.        Voting Rights -

                  7.1.1.Except with respect to actions governed by
      Section 7.1.2. below, all policy decisions on behalf of the Company, and any other matters which pursuant to this Operating Agreement require a determination or vote by the

                                  (4)

      Members, shall be made by a Percentage Majority of the Members.

                  7.1.2.Notwithstanding anything herein to the contrary, the unanimous vote of the Members, with each Member having one vote, shall be required to approve the following matters: any decision by the Company concerning the sale of substantially all the assets of the Company; the termination, dissolution or liquidation of the Company; the merger or consolidation of the Company with or into any other person; Capital Contributions, Member Loans or Member Guarantees in excess of those identified in Section 9.2 below; issuance of additional equity in the Company where each existing Member has not been offered the opportunity to purchase equity on the same terms and conditions as the same is offered to non Members; incurrence by the Company of loans, or guarantees of loans
      aggregating   more  than  $5,000,000  (but  not  including  any  loans  or guarantees referred to in Section 9.2 below); admission of additional Members (other than permitted transferees of Members as set forth in Section 12.1 below); an amendment to the Operating Agreement which would materially prejudice the rights or increase the obligations or liabilities of any Member as compared with the pre-existing rights, obligations or liabilities of Members; the election and qualification of the Managing Member's successor (except that the lender holding a pledge of or security interest in the Managing Member's Membership Interest may serve as or designate the Managing Member should such lender foreclose on such pledge or security interest); or the establishment of reserves in excess of those provided for in Section 10.5.(d) below. Where unanimous consent is required under this Section 7.1.2., neither Member shall unreasonably withhold its consent.

            7.2.  Management Rights -

                  7.2.1.No Member other than the Managing Member shall have any authority to take any actions with respect to the business or affairs of the Company, to execute or deliver any instrument or document binding upon the Company, or to obligate the Company in any way.

                  7.2.2.The officers of the Company shall be as follows and shall serve in said offices until the Members vote to remove or replace one or more of them:

                              Chairman          -     Peter M. Carlino
                              President         -     William J. Bork

                                  (5)

                              Secretary         -     Robert S. Ippolito
                              Treasurer         -     Robert S. Ippolito

            7.3. Liability of Members - No Member shall be liable as such for the liabilities of the Company. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under the Operating Agreement or the Act shall not be grounds for imposing personal liability on the Members for liabilities of the Company.

            7.4. Indemnification - The Company shall indemnify the Company's current and former Members, officers, employees and agents for all costs, losses, liabilities, and damages paid or incurred by any of them arising out of or in connection with the business of the Company, to the fullest extent provided for in Section 31-1A-4(12) of the Act or such additional indemnification as allowed by any other laws of the State of West Virginia.

            7.5. Representations and Warranties - Each Member hereby represents and warrants to the Company and the other Member that: (a) such Member has all necessary power and authority to execute and deliver the Operating Agreement and to perform its obligations hereunder; (b) the Member is acquiring its interest in the Company for the Member's own account as an investment and without an intent to distribute the interest; and (c) the Member acknowledges that the Membership Interests have not been registered under the Securities Act of 1933 or any state securities laws, and may not be resold or transferred by the Member without appropriate registration or the availability of an exemption from such requirements.

            7.6.        Conflicts of Interest -

                  7.6.1.A Member, including the Managing Member, does not violate a duty or obligation to the Company merely because the Member's conduct furthers the Member's own interest. A Member or an affiliate of a Member may lend money to and transact other business with the Company, so long as the terms and provisions of any such transaction are substantially similar to those which would be available to the Company, in an arms-length transaction, with a person who is not an affiliate. The rights and obligations of a Member who directly or indirectly lends money to or transacts business with the Company are the same as those of a person who is not a Member, subject to other applicable law. No transaction with the Company shall be void or

                                  (6)
      voidable or shall be rescinded solely because a Member has a direct or indirect interest in the transaction if either the transaction is fair to the Company or the other Member, knowing the material facts of the transaction and the Member's interest, authorize, approve, or ratify the transaction.

                  7.6.2.For purposes of the Operating Agreement, the conduct by Penn National Gaming, Inc. (the ultimate parent of PNGI/West Virginia) or its subsidiaries or affiliates of horse racing and wagering (including simulcast wagering and off-track wagering), auto racing, casino or riverboat gambling, video lottery games, or other entertainment, hotel or gaming or wagering activities, and all forms of communications and publications pertaining to the foregoing, and the management of such activities as they currently or may hereafter exist shall not be deemed a conflict or potential conflict of interest. The Members acknowledge and agree that PNGI/West Virginia has specifically relied upon this provision as an inducement to enter into the Operating Agreement. Notwithstanding anything herein to the contrary, Penn National Gaming, Inc. or any of its majority owned subsidiaries or affiliates shall not own or operate any pari-mutuel wagering or video lottery wagering facility located in West Virginia within 25 miles of Charles Town Races, West Virginia.

              7.7.      Miscellaneous Obligations -

                  7.7.1.Each Member shall maintain that Member's License and the license of each Member's equity owners, officers, directors and employees if necessary under the Statutes or the Rules. Each Member shall at all times comply and shall cause the Member's officers, directors and employees to comply with the Statutes and the Rules.

                  7.7.2.It  shall be the duty of each Member to act at all times consistently with and in compliance with all and each of the provisions of the Operating Agreement and with all policies, rules and decisions of the Company adopted in accordance with any of the provisions of the Operating Agreement.

            7.8. Members' Rights and Liabilities - The Members shall have the same rights and liabilities as shareholders of corporations organized under the laws of the State of West Virginia, and the Managing Member shall have the same rights and liabilities as a director of a corporation so organized.

                                  (7)

                              ARTICLE VIII

                             MANAGING MEMBER

            8.1. Managing Member - The sole initial Managing Member shall be PNGI/West Virginia. The Managing Member shall serve until the earliest of:

                  8.1.1.The Dissociation of such Managing Member;
            or

                  8.1.2.The Resignation of such Managing Member; or

                  8.1.3.The Withdrawal of such Managing Member; or

                  8.1.4.The election and  qualification of the Managing Member's successor  by the vote of the  Members  as  provided  in
                        Section 7.1.2 hereof.

            8.2. Authority of Members to Bind the Company - All actions with respect to the business of the Company shall be taken as directed by the Managing Member, who may exercise, without limitation, (except as specifically provided herein or in the Act) all of the powers of the Company set forth in
      Section 31-1A-4 of the Act and who shall have, without limitation, all powers of a Manager set forth in Sections
      31-1A-20 and 21 of the Act.   Only the  Managing Member and
      agents of the Company authorized by the Managing Member shall have the authority to bind the Company. No Member who is not either a Managing Member or otherwise authorized as an agent shall take any action to bind the Company, and each Member shall indemnify the Company for any costs or damages incurred by the Company as a result of the unauthorized action of such Member.

            8.3.  Compensation  of  Managing  Member  - BDC  shall  pay  $65,000 annually to the Managing Member for all expenses by it incurred in managing the Company. Such amount shall be paid by BDC within 20 days after an invoice therefor is received by BDC or if not so paid, the same shall be paid by the Company and charged to the Capital Account of BDC.

            8.4. Bank Accounts - All funds of the Company shall be deposited in such account or accounts to be maintained in such bank or banks as shall be selected from time to time by the Managing Member. Withdrawals from any such bank account or accounts shall be made in the Company's name upon the

                                  (8)
      signature or signatures which the Managing Member shall from time to time designate. Funds in such account or accounts shall not be commingled with the funds of any Member.


                               ARTICLE IX

                   CONTRIBUTIONS AND CAPITAL ACCOUNTS

            9.1. Initial Contributions - Each Member has made their respective Initial Capital Contributions and shall have the respective Membership and Percentage Interests set forth on Exhibit A attached hereto. No interest shall accrue on any Capital Contribution and no Member shall have the right to withdraw or be repaid any Capital Contribution except as provided in the Operating Agreement.

            9.2. Additional Contributions - In addition to the Initial Capital Contributions, the Managing Member may determine from time to time that additional Capital Contributions, Member Loans or Member Guarantees are required up to an aggregate of $40,000,000 as Capital Contributions, Member Loans and Member Guarantees and, as limited by Section 7.1.2. hereof, amounts in excess thereof if the consent required by Section
      7.1.2. above is obtained in accordance with the provisions thereof. Upon making such a determination, the Managing Member shall give Notice to the other Member in writing at least ten Business Days prior to the date on which such additional Capital Contributions, Member Loans or Member Guarantees are due. Such Notice shall set forth the amount of additional Capital Contributions, Member Loans or Member Guarantees, the purpose of the same, and the date by which the Members shall make the additional Capital Contributions, Member Loans or Member Guarantees. Each Member shall be required to contribute a share of such additional Capital Contribution, Member Loan or Member Guarantee in proportion to the Member's Membership Interest. In the event any one Member does not make its additional Capital Contribution, Member Loan or Member Guarantee, the other Member shall be given the opportunity to make the Capital Contribution, Member Loan or Member Guarantee in addition to the rights of a Contributing Member as set forth in Section 9.4. below.

            9.3.        Contributions of Additional Members -
      Intentionally omitted.

            9.4. Enforcement of Commitments - In the event a Member (a Delinquent Member) fails to perform the Delinquent

                                  (9)

      Member's Commitment, the Contributing Member shall give the Delinquent Member a Notice of the failure to meet the Commitment. If the Delinquent Member fails to perform the Commitment (including any costs associated with the failure to comply with the Commitment and interest on such obligation at the Default Interest Rate) within ten Business Days of the giving of Notice, the Contributing Member may take such action, including but not limited to enforcing the Commitment in the court of appropriate jurisdiction in the state in which the Principal Office is located or the state of the Delinquent Member's address as reflected in the Operating Agreement. Each Member expressly agrees to the jurisdiction of such courts but only for the enforcement of Commitments. As an alternative, the Contributing Member may elect to provide all or a portion of the Commitment. The Contributing Member shall be entitled to treat the amounts provided pursuant to this section as a demand loan from the Contributing Member to the Delinquent Member bearing interest at the Default Interest Rate and secured by the Delinquent Member's Membership Interest in the Company. Until such Contributing Member is fully repaid, such Contributing Member shall be entitled to all Distributions to which the Delinquent
      Member would have been entitled. Notwithstanding the foregoing, no Commitment or other obligation to make an additional Capital Contribution, Member Loan or Member Guarantee may be enforced by a creditor of the Company or other Person other than the Company unless the Contributing Member expressly consents to such enforcement or to the assignment of the obligation to such creditor.

            9.5. Maintenance of Capital Accounts - The Company shall establish and maintain Capital Accounts for each Member. Each Member's Capital Account shall be increased by (A) the amount of any Money actually contributed by the Member to the capital of the Company, (B) the fair market value of any Property or "in-kind" services contributed, as determined by the Company and the contributing Member at arm's length at the time of contribution (net of liabilities assumed by the Company or subject to which the Company takes such Property, within the meaning of
      Section 752 of the Code), and (C) the Member's share of Net Profits and of any separately allocated items of income or gain (including any gain and income from unrealized income with respect to accounts receivable allocated to the Member to reflect the difference between the book value and tax basis of assets contributed by the Member). Each Member's Capital Account shall be decreased by (x) the amount of any Money distributed to the Member by the Company, (y) the fair

                                  (10)
      market value of any Property distributed to the Member, as determined by the Company and the contributing Member at arm's length at the time of contribution (net of liabilities of the Company assumed by the Member or subject to which the Member takes such Property within the meaning of
      Section 752 of the Code), and (z) the Member's share of Net Losses and of any separately allocated items of deduction or loss (including any loss or deduction allocated to the Member to reflect the difference between the book value and tax basis of assets contributed by the Member).

            9.6. Distribution of Assets - If the Company at any time distributes any of its assets in-kind to any Member, the Capital Account of each Member shall be adjusted to account for that Member's allocable share (as determined under Article X below) of the Net Profits or Net Losses that would have been realized by the Company had it sold the assets that were distributed at their respective fair market values immediately prior to their distribution.

            9.7. Compliance with Section 704(b) of the Code - The provisions of this Article IX as they relate to the maintenance of Capital Accounts are intended, and shall be construed, and, if necessary, modified to cause the allocations of profits, losses, income, gain and credit pursuant to
      Article X hereof to have substantial economic effect under the Regulations promulgated under Section 704(b) of the Code, in light of the distributions made pursuant to Articles X and XV hereof and the Capital Contributions made pursuant to this Article IX.


                                ARTICLE X

                      ALLOCATIONS AND DISTRIBUTIONS

            10.1. Allocations of Net Profits and Net Losses from Operations - Except as may be required by section 704(c) of the Code, and Sections 10.2, 10.3, and 10.4 of this Article X, net profits, net losses, and other items of income, gain, loss, deduction and credit shall be apportioned among the Members in proportion to their Percentage Interests (which shall be in proportion to their Membership Interests).

            10.2. Company Minimum Gain Chargeback - If there is a net decrease in Company Minimum Gain for a Taxable Year, each Member must be allocated items of income and gain for that Taxable Year equal to that Member's share of the net decrease in Company Minimum Gain. A Member's share of the

                                  (11)
      net decrease in Company Minimum Gain is the amount of the total net decrease multiplied by the Member's percentage share of the Company Minimum Gain at the end of the immediately preceding Taxable Year. A Member's share of any decrease in Company Minimum Gain resulting from a revaluation of Company Property equals the increase in the Member's Capital Account attributable to the revaluation to the extent the reduction in minimum gain is caused by the revaluation. A Member is not subject to the Company Minimum Gain Chargeback Requirement to the extent the Member's share of the net decrease in Company Minimum Gain is caused by a guarantee, refinancing, or other change in the debt instrument causing it to become partially or wholly a Recourse Liability or a Member Nonrecourse Liability, and the Member bears the economic risk of loss (within the meaning of section 1.752-2 of the regulations) for the newly guaranteed, refinanced, or otherwise changed liability.

            10.3. Member Minimum Gain Chargeback - If during a Taxable Year there is a net decrease in Member Minimum Gain, any Member with a share of that Member Minimum Gain (as determined under section 1.704-2(i)(5)of the Regulations) as of the beginning of that Taxable Year must be allocated items of income and gain for that Taxable Year (and, if necessary, for succeeding Taxable Years) equal to that Member's share of the net decrease in the Company Minimum Gain. A Member's share of the net decrease in Member Minimum Gain is determined in a manner consistent with the provisions of paragraph (g)(2) of section 1.704-2 of the Regulations. A Member is not subject to this Member Minimum Gain Chargeback, however, to the extent the net decrease in Member Minimum Gain arises because the liability ceases to be Member Nonrecourse Liability due to a conversion, refinancing, or other change in the debt instrument that causes it to become partially or wholly a Company Nonrecourse Liability. The amount that would otherwise be subject to the Member Minimum Gain Chargeback is added to the Member's share of Company Minimum Gain. In addition, rules consistent with those applicable to Company Minimum Gain shall be applied to determine the shares of Member Minimum Gain and Member Minimum Gain Chargeback to the extent provided under the Regulations issued pursuant to section 704(b) of the Code.

            10.4. Qualified Income Offset - In the event any Member, in such capacity, unexpectedly receives an Offsettable Decrease, such Member will be allocated items of income and gain (consisting of a portion of each item of partnership income and gain for such year) in an amount and

                                  (12)
      manner sufficient to offset such Offsettable Decrease as quickly as possible.

            10.5. Interim Distributions - The Company shall carry on its books a drawing account for each Member. On the Business Days nearest the 15th and last day of each month, and at such other times as may be determined by the Managing Member, in accordance with the Company's cash flow and financial projections, each Member shall be paid such amounts as may be determined by the Managing Member, which shall thereupon be charged to that Member's drawing account. Such distributions shall be in cash and/or Property which shall distributed proportionately to the Members in accordance with their Membership Interests. All interim distributions which, when made, exceed the recipient Member's basis in that Member's Membership Interest shall be considered advances or drawings against the Member's distributive share of net income. To the extent it is determined at the end of the Taxable Year of the Company that the recipient Member has been allocated net income that is less than the total of such advances or drawings for such year, the recipient Member shall, at the request of the Managing Member, be obligated to promptly restore any such advances or drawings to the Company. Notwithstanding the foregoing sentence, the Member will not be required to restore such advances or drawings to the extent that, on the last day of the Taxable Year, the recipient Member's basis in the Member's Membership Interest in the Company has increased from the time of such advance or drawing. The Members intend that, if possible, sufficient Money be distributed to permit the Members to pay any local, state and Federal tax liabilities owed by the Members with respect to income in respect of their Membership Interests. In addition, the Company shall distribute all available cash after providing for (a) debt service, (b) scheduled capital expenditures, (c) reserves for debt service, and (d) reserves for additional capital improvements and working capital requirements which shall not, in the case of this clause (d), exceed 10% of the gross annualized revenues of the Company, without the unanimous consent of the Members, provided that, if the $40 million limit set forth in Section 9.2 hereof has previously been reached, no additional reserves may be established pursuant to his clause (d) (and the 10% gross annualized revenue provision in this clause (d) shall be inapplicable) without the unanimous consent of the Members, which consent shall not be unreasonably withheld.


                                  (13)

            10.6. Limitations on Distributions - No distribution shall be declared and paid which would be in violation of Section 31-1A-29 of the Act.


                               ARTICLE XI

                                  TAXES

            11.1. Elections - The Managing Member may make any tax elections for the Company allowed under the Code or the tax laws of any state or other jurisdiction having taxing jurisdiction over the Company.

            11.2. Taxes of Taxing Jurisdictions - To the extent that the laws of any Taxing Jurisdiction requires, each Member (or such Members as may be required by the Taxing Jurisdiction) will submit an agreement indicating that the Member will make timely income tax payments to the Taxing Jurisdiction and that the Member accepts personal jurisdiction of the Taxing Jurisdiction with regard to the collection of income taxes attributable to the Member's income, and interest, and penalties assessed on such income. If the Member fails to provide such agreement, the Company may withhold and pay over to such Taxing Jurisdiction the amount of tax, penalty and interest determined under the laws of the Taxing Jurisdiction with respect to such income. Any such payments with respect to the income of a Member shall be treated as a distribution for purposes of Article X hereof.

                        The Managing Member may, where permitted by the rules of any Taxing Jurisdiction, file a composite, combined or aggregate tax return reflecting the income of the Company and pay the tax, interest and penalties of some or all of the Members on such income to the Taxing Jurisdiction, in which case the Company shall inform the Members of the amount of such tax interest and penalties so paid.

            11.3. Tax Matters - The Managing Member shall be designated the "tax matters partner" of the Company pursuant to Section 6231(a)(7) of the Code. The Managing Member shall also be the notice partner within the meaning of
      Section 6223 of the Code.

            11.4. Accrual Method of Accounting - The records of the Company shall be maintained on an accrual method of accounting.


                                  (14)

                               ARTICLE XII

                   DISPOSITION OF MEMBERSHIP INTERESTS

            12.1. Disposition of Membership Interests - No Member shall have the right, without the prior written consent of the other Member, to transfer all or any part of a Membership Interest, including the Member's interest in any of the Company's Property, except that: (i) other Members of the Company may succeed to the rights of some of them in accordance with the terms of the Operating Agreement or by operation of law; (ii) a Member may pledge or grant a security interest in its Membership Interest so long as the pledgee or secured party (or the pledgee's or secured party's transferee) agrees in writing to be bound by the terms and provisions hereof in the place and stead of the debtor Member in the event of a foreclosure on such pledge or security interest, and, in such event, such a foreclosing creditor (or the creditors transferee) shall have and may exercise all of the rights of the Member whose obligation is being foreclosed, subject to the terms and provisions hereof; or (iii) Members may transfer their Membership Interest to the equity owners of a Member or to a trust or estate for the benefit of the heirs or beneficiaries of such equity owners or to another entity controlled by such equity owners or such trust or estate, provided that such transferee agrees in writing to be bound by the terms and provisions hereof in the place and stead of the transferring Member. No collateral assignment by a Member of that Member's Membership Interest shall cause such Member to cease to be a Member pursuant to the provisions of Section 31-1A-34(b) of the Act. The Members hereby unanimously consent, pursuant to Section 31-1A-34(c)(1) of the Act, to the admission as a Member of an assignee of a Member's Membership Interest pursuant to this Section 12.1.


                              ARTICLE XIII

                        DISSOCIATION OF A MEMBER

            13.1. Dissociation - A Person shall cease to be a Member upon the happening of any of the following events:

                  13.1.1.     the Withdrawal of a Member;

                  13.1.2. the Member's ceasing to be eligible to be a Member of the Company;


                                  (15)

                  13.1.3.     the Member's becoming a Bankrupt Member;

                  13.1.4.     in the case of a Member that is a
            corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter.

                  13.1.5. in the event that a Member, or its equity owners, officers, directors or employees fail, if required by either Commission, to become a Licensed Person on or before April 1, 1997, or such person ceases to be a Licensed Person and the failure of which could cause the Company to lose a License.

            13.2. Purchase of Dissociated Member's Membership Interest - Upon the Dissociation of a Member, the Disassociated Member's Membership Interest shall be purchased by the Company or the other Member (or an affiliate of such Member) (collectively referred to in Sections 13.2 and
      13.3 hereof as a "Purchaser") for a purchase price equal to the aggregate fair market value of the Member's Membership Interest determined according to the provisions of section 13.3 hereof. The purchase price of such interest shall be paid by the Purchaser to the Member in cash within 60 days of determination of the aggregate fair market value or, at the Purchaser's option, provided the Purchaser can adequately secure such obligation to the reasonable satisfaction of the Dissociated Member, such debt may be evidenced by a promissory note bearing interest payable quarterly at the Prime Rate, which shall be due and payable upon the earlier of (A) expiration of five years or (B) the sale or other disposition of all a substantially of the Property or the business of the Company.

            13.3. Purchase Price of Dissociated Member's Membership
      Interest -

                  13.3.1. The fair market value of a Member's Interest to be purchased by the Purchaser pursuant to section 13.2 hereof shall be determined by agreement between the Dissociated Member and the Purchaser, which agreement is subject to approval by the other Member. For this purpose, the fair market value of the Dissociated Member's Membership Interest shall be computed as the amount which could reasonably be expected to be realized by such Member upon the sale of the business conducted by the Company (or, if the Company is not conducting its business as contemplated in Article III hereof, then upon the sale of the Company Property), in the ordinary course of business at the time of

                                  (16)
            the Dissociation, subject to any discounts (not to exceed 5%) which may apply by virtue of a Member owning a minority interest in the Company where the fair market value is determined in contemplation of a sale of the business conducted by the Company rather than a sale of the Company Property, and the distribution of such amounts as if the Company were wound up and its assets distributed as provided in Section 15.3 (subject to Section 15.4) hereof.

                  13.3.2. If the Dissociated Member and the Purchaser cannot agree upon the fair market value of such Membership Interest within 30 days, the fair market value thereof shall be determined by appraisal, the Purchaser and the Dissociated Member each to choose one appraiser. If the fair market values as determined by each appraiser are within ten (10%) of each other, the fair market value shall be the average of the two appraisals. If the fair market values determined by each appraiser are not within ten percent of each other, and the Purchaser and the Dissociated Member are still unable to agree on the fair market value, the two appraisers shall choose a third appraiser, and the third appraiser shall choose the fair market value of one of such original appraisers as the most accurate. Each such appraiser shall be required to have substantial experience appraising the type of business predominately conducted by the Company at the time of Dissociation. The decision of the third appraiser as to the fair market value of such Membership Interest in accordance with this Section 13.3. shall be final and binding and may be enforced by legal proceedings. The Dissociated Member and the Purchaser shall each compensate the appraiser appointed by it and the compensation of the third appraiser, if such third appraiser is engaged, shall be borne equally by such parties.

                               ARTICLE XIV

                    ADMISSION OF ADDITIONAL MEMBERS

            14.1. Admission of Additional Members - The Members by unanimous consent may admit Additional Members.

                               ARTICLE XV

                       DISSOLUTION AND WINDING UP

            15.1. Dissolution - The Company shall be dissolved and its affairs wound up, upon the unanimous written consent of the Members, the expiration of the term set forth in Section

                                  (17)

      1.7, or as otherwise provided by Section 31-1A-35 of the Act.

            15.2. Effect of Dissolution - Upon dissolution, the Company shall cease carrying on as distinguished from the winding up of the Company business, but the Company shall not be terminated, but shall continue until the winding up of the affairs of the Company is completed and the Certificate of Dissolution has been issued by the Secretary of State.

            15.3. Distribution of Assets on Dissolution - Upon the winding up of the Company, the Company Property shall be distributed as follows:

                  15.3.1. to secured creditors to the extent of their security, including Members who are secured creditors for reasons other than unpaid Distributions;

                  15.3.2. to general unsecured creditors, including Members who are creditors for reasons other than unpaid Distributions, to the extent permitted by law, in satisfaction of Company Liabilities;

                  15.3.3. to Members who are creditors as a result of unpaid Distributions; provided, however, that if such Distributions were made within one year of the Dissolution then such Member will be at parity with other general unsecured creditors;

                  15.3.4.     to Members in the amount of their
            respective positive Capital Account balances taking into account all Capital Account adjustments for the Company's taxable year in which the liquidation occurs;

                  15.3.5.     to Members in proportion to their
            respective Percentage Interests.

            15.4. Capital Account Deficits - If, after any such distribution upon dissolution, any Member has a deficit balance in his Capital Account, each such Member then shall make a Capital Contribution to the Company by the end of the taxable year (or, if later, within 90 days after the date of such liquidation), in accordance with the provisions of Treasury Regulation 1.704-1(b)(2)(ii)(b)(2), as amended from time to time. The amount of the Capital Contribution shall be equal to the lessor of: (i) the amount of such deficit balance or (ii) such Member's shares (determined pro rata in proportion to the deficit balances in the Capital Accounts

                                  (18)
      of all Members then having deficit Capital Account balances) of the sum of the amounts required to satisfy any then unsatisfied recourse liabilities of the Company plus the sum of the positive Capital Account balances. All such Capital Contributions shall be applied first in satisfaction of such recourse liabilities, if any, and the excess of such contributions, if any, shall be distributed to the Members with positive Capital Account balances, in proportion to such positive Capital Account balances.

            15.5. Payment of Liquidation Proceeds - Liquidation proceeds shall be paid within 60 days of the end of the Company's taxable year or, if later, within 90 days after the date of liquidation. Such distributions shall be in cash and/or Property which shall be distributed proportionately to the Members in accordance with their Membership Interests.

            15.6. Winding Up and Certificate of Dissolution - The winding up of the Company shall be completed when all debts, liabilities, and obligations of the Company have been paid and discharged or reasonably adequate provision therefor has been made, and all of the remaining property and assets of the Company have been distributed to the Members.
      Upon the completion of winding up of the Company, a Certificate of Dissolution shall be delivered to the Secretary of State of West Virginia for filing. The Certificate of Dissolution shall set forth the information required by the Act.


                               ARTICLE XVI

                                AMENDMENT

            16.1. Operating Agreement May Be Modified - The Operating Agreement may be modified or amended as provided in this Article XVI (as the same may from time to time be amended). No Member or Managing Member shall have any vested rights in the Operating Agreement which may not be modified through an amendment to the Operating Agreement.

            16.2. Amendment or Modification of Operating Agreement - The Operating Agreement may be amended or modified from time to time only by a vote of or written instrument signed by the Members as provided in Section
      7.1. hereof. Notwithstanding the foregoing, no amendment or modification to the Operating Agreement which adversely affects a Member's right to allocations or distributions as provided for herein shall be effective against any such Member which

                                  (19)
      did not vote in favor of, consent to or ratify such amendment or modification.


                              ARTICLE XVII

                        MISCELLANEOUS PROVISIONS


            17.1. Entire Agreement - The Operating Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes and is instead of the original Operating Agreement between the parties hereto dated February, 1996 and any and all other prior or contemporaneous agreements or understandings, written or oral, between or among such parties with respect to such subject matter. All of the terms and provisions of the Operating Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

            17.2. No Partnership Intended for Nontax Purposes - The Members have formed the Company under the Act, and expressly do not intend hereby to form a partnership under either the West Virginia Partnership Act nor the West Virginia Uniform Limited Partnership Act. The Members do not intend to be partners one to another, or partners as to any third party. To the extent any Member, by word or action, represents to another person that any other Member is a partner or that the Company is a partnership, the Member making such wrongful representation shall be liable to any other Member who is incurs personal liability by reason of such wrongful representation.

            17.3. Rights of Creditors and Third Parties under Operating Agreement - The Operating Agreement is entered into among the Company and the Members for the exclusive benefit of the Company, its Members, and their successors and permitted assignees. The Operating Agreement is expressly not intended for the benefit of any creditor of the Company or any other Person, except as specifically provided herein. Except and only to the extent provided herein or by applicable statute, no such creditor or third party shall have any rights under the Operating Agreement or any agreement between the Company and any Member with respect to any Capital Contribution or otherwise.

            17.4. Arbitration - The Members agree that any controversy, claim or dispute arising out of or relating to

                                  (20)
      the Operating Agreement, including, but not limited to, the breach, validity or termination thereof (a "Dispute"), shall be finally settled by arbitration before a single arbitrator to be held in the city of Wilmington, Delaware in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect ("Rules"). If the parties do not agree upon an arbitrator within 15 days after a Member's receipt of a demand for arbitration then, upon the written request of either Member, the arbitrator shall be appointed in accordance with Rule 13 of the Rules. The arbitration and this Section 17.4. shall be governed by the Federal Arbitration Act, 9 U.S.C. section 1 et seq. Judgment may be entered on the Arbitrator's award in any court having jurisdiction.

            17.5. Governing Law - The Operating Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of West Virginia applicable to agreements made and to be performed entirely within such State without reference to that states "conflict of laws" laws.

            IN WITNESS WHEREOF, we have hereunto set out hand and seals on the date set forth beside our names.

                                    PNGI CHARLES TOWN GAMING LIMITED
                                      LIABILITY COMPANY

                                    By:   Penn National Gaming of West
                                          Virginia, Inc., Managing Member


                               BY: /s/ William J. Bork
                                       WILLIAM J. BORK, President


      PENN NATIONAL GAMING OF
        WEST VIRGINIA, INC.


      BY: /s/ William J. Bork
         WILLIAM J. BORK, President


      Date:  December 31, 1996


      BRYANT DEVELOPMENT COMPANY


                                  (21)

      BY: /s/ James A. Reeder
         JAMES A. REEDER, President

      Date:  December 31, 1996

                                  (22)

                                EXHIBIT A

                        Initial CapiPercentage Membership
      Member                    Contribution         Interest          Interest

      Penn National Gaming          $8,000                80%             80%
        of West Virginia, Inc.

      Bryant Development Company    $2,000                20%             20%


                                        Managing Member

      Penn National Gaming of West Virginia, Inc., or any direct or indirect subsidiary of Penn National Gaming, Inc., shall be the sole Managing Member.

                                            Members

      Penn National Gaming of West Virginia, Inc., a West Virginia corporation and an indirect wholly-owned subsidiary of Penn National Gaming, Inc., with an address at:

                      Peter M. Carlino, Chairman
                      Wyomissing Professional Center
                      825 Berkshire Boulevard, Suite 203
                      Wyomissing, Pennsylvania  19610

      All notices with a copy to:

                      Robert P. Krauss, Esquire
                      Mesirov Gelman Jaffe Cramer & Jamieson
                      1735 Market Street, 38th Floor
                      Philadelphia, Pennsylvania  19103-7598

      Bryant Development Company, a Virginia corporation with an address at:

                      James A. Reeder, President
                      Patton Boggs, L.L.P.
                      2550 M Street, N.W.
                      Washington, D.C.  20037


                      All notices with a copy to:

                      Nancy A. Lieberman, Esquire
                      Skadden, Arps, Slate, Meagher & Flom, LLP
                      919 Third Avenue
                      New York, New York  10022



                                             (23)

                                        APPENDIX I

                                        DEFINITIONS


          Act - The West Virginia Limited Liability Company Act and all amendments to the Act.

          Additional Member - A Member other than an Initial Member who has acquired a Membership Interest from the Company.

          Articles - The Articles of Organization of the Company as properly adopted and amended from time to time by the Members and filed with the Secretary of State.

          Bankrupt Member - A Member who: (1) has become the subject of an Order for Relief under the United States Bankruptcy Code, (2) has initiated, either in an original Proceeding or by way of answer in any state insolvency or receivership proceeding, an action for liquidation arrangement, composition, readjustment, dissolution, or similar relief.

          BDC - Bryant Development Company, a Virginia corporation.

          Business Day - Any day other than Saturday, Sunday or any legal holiday observed in West Virginia.

          Capital Account - The account maintained for a Member determined in accordance with Article IX of the Operating Agreement.

          Capital Contribution - Any Contribution or contribution of services made by or on behalf of a new or exiting Member as consideration for a Membership Interest.

          Code - The Internal Revenue Code of 1986 as amended from time to time.

         Commission - The West Virginia Horse Racing Commission or any successor thereto and the West Virginia Lottery Commission (which collectively are referred to as the "Commissions").

          Commitment   -  The   obligation   of  a  Member  to  make  a  Capital
      Contribution, Member Loan or Member Guarantee in the future.

          Company - PNGI Charles Town Limited Liability Company, a limited liability company formed under the laws of the State of West Virginia, and any successor limited liability company.

          Company Liability - Any enforceable debt or obligation for which the Company is liable or which is secured by any Company Property.


                                           (24)

          Company Minimum Gain - An amount determined by first computing for each Company Nonrecourse Liability any gain the Company would realize if it disposed of the Company Property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. The amount of Company Minimum Gain includes such minimum gain arising from a conversion, refinancing, or other change to a debt instrument, only to the extent a Member is allocated a share of that minimum gain. For any Taxable Year, the net increase or decrease in Company Minimum Gain is determined by comparing the Company Minimum Gain on the last day of the immediately preceding Taxable Year with the Minimum Gain on the last day of the current Taxable Year. Notwithstanding any provision to the contrary contained herein, Company Minimum Gain and increases and decreases in Company Minimum Gain are intended to be computed in accordance with section 704 of the Code and the Regulations issued thereunder, as the same may be issued and interpreted from time to time. A Member's share of Company Minimum Gain at the end of any Taxable Year equals: the sum of Nonrecourse Deductions allocated to that Member (and to that Member's predecessors in interest) up to that time and the distributions made to that Member (and to that Member's predecessors in interest) up to that time of proceeds of a nonrecourse liability allocable to an increase in Company Minimum Gain minus the sum of that Member's (and that Member's predecessors' in interest) aggregate share of the net decreases in Company Minimum Gain plus their aggregate share of decreases resulting from revaluations of Company Property subject to one or more Company Nonrecourse Liabilities.

          Company Nonrecourse Liability - A Company Liability to the extent that no Member or Related Person bears the economic risk of loss (as defined in section 1.752-2 of the Regulations) with respect to the liability.

          Company Property - Any Property owned by the Company.

          Contributing Member - Members making Contributions, loans to the Company or a guarantee of Company debt as a result of the failure of a Delinquent Member to make the contributions required by the Commitment as described in Article IX of the Operating Agreement.

          Contribution - Any contribution of Property made by or on behalf of a new or existing Member as consideration for a Membership Interest.

          Default Interest Rate - The higher of the legal rate or the then-current prime rate quoted by the largest commercial bank in the jurisdiction of the Principal Office plus three percent.

          Delinquent Member - A Member who has failed to perform that Member's Commitment.

          Distribution - A transfer of Property to a member on account of a Membership Interest as described in Article X of the Operating Agreement.

                                           (25)

          Disposition (Dispose) - Any sale, assignment, transfer, exchange, mortgage, pledge, grant, hypothecation, or other transfer, absolute or as security or encumbrance (including dispositions by operation of law).

          Dissociation - Any action which causes a Person to cease to be Member as described in Article XIII of the Operating Agreement.

          Dissociated Member - A Person who has ceased to be Member as a result of Dissociation in Article XIII the Operating Agreement. In the case of a Dissociation by death or incompetence, "Dissociated Member" shall include the personal representative, executor, or other legal representative of the Dissociated Member.

          Initial Capital Contribution - The Capital Contribution agreed to be made by the Initial Members as described in Article IX as Exhibit "A" of the Operating Agreement.

          Initial Members - BDC and PNGI/West Virginia.

          License - Any permit or license or other authorization required to conduct or participate in or otherwise be associated with any Licensed Activity. Any Person who obtains such a permit or license shall be a "Licensed Person."

          Licensed Activities - The conduct of horse or dog racing and pari-mutuel wagering in connection therewith, the conduct of video lottery games or any other lawful wagering or gaming activity under current or future West Virginia law, and all activities necessary, customary, convenient, or incident to the foregoing.

          Majority of the Members - A majority by number of the Members entitled to vote on, consent to, or approve a particular matter.

          Managing Member - A Member selected to manage the affairs of the Company under Article VIII of the Operating Agreement.

          Member - BDC and PNGI/West Virginia, and collectively the "Members".

          Member Guarantee - Guarantees by a Member of a loan to the Company.

          Member Loan - A loan from a Member to the Company or a loan incurred by a Member for the benefit of the Company and the Company receives the proceeds thereof (after payment or provision for fees and expenses relating thereto).


          Member Minimum Gain - An amount determined by first computing for each Member Nonrecourse Liability any gain the Company would realize if it disposed of the Company Property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. The amount of Member Minimum Gain

                                           (26)
      includes such minimum gain arising from a conversion, refinancing, or other change to a debt instrument, only to the extent a Member is allocated a share of that minimum gain. For any Taxable Year, the net increase or decrease in Member Minimum Gain is determined by comparing the Member Minimum Gain on the last day of the immediately preceding Taxable Year with the Minimum Gain on the last day of the current Taxable Year. Notwithstanding any provision to the contrary contained herein, Member Minimum Gain and increases and decreases in Member Minimum Gain are intended to be computed in accordance with section 704 of the Code the Regulations issued thereunder, as the same may be issued and interpreted from time to time.

          Member Nonrecourse Liability - Any Company Liability to the extent the liability is nonrecourse under state law, and on which a Member or Related Person bears the economic risk of loss under section 1.752-2 of the Code because, for example, the Member or Related Person is the creditor or a guarantor.

          Membership Interest - The interest of a Member determined by such Member's Capital Account relative to the Capital Accounts of all Members.

          Money - Cash or other legal tender of the United States, or any obligation that is immediately reducible to legal tender without delay or discount. Money shall be considered to have a fair market value equal to its face amount.

          Net Losses - The losses and deductions of the Company determined in accordance with generally accepted accounting principles consistently applied from year to year employed under the method of accounting adopted by the Company and as reported separately or in the aggregate, as appropriate, on the tax return of the Company filed for federal income tax purposes.

          Net Profits - The income and gains of the Company determined in accordance with generally accepted accounting principles consistently applied from year to year employed under the method of accounting adopted by the Company and as reported separately or in the aggregate, as appropriate, on the tax return of the Company filed for federal income tax purposes.

          Nonrecourse Liabilities - Nonrecourse liabilities include Company Nonrecourse Liabilities and Member Nonrecourse Liabilities.

          Notice - Notice shall be in writing. Notice to the Company shall be considered given one Business Day after being mailed by an overnight courier service which provides a receipt for delivery addressed to the Managing Member in care of the Company at the address of the Principal Office. Notice to a Member shall be considered given one Business Day after being mailed by an overnight courier service which provides a receipt for delivery addressed to the Member at the address reflected in the Operating Agreement or, if the Member has given the Company a Notice of a different address, the address set forth in such Notice.

                                           (27)

          Offsettable Decrease - Any allocation that unexpectedly causes or increases a deficit in the Member's Capital Account as of the end of the taxable year to which the allocation relates attributable to depletion allowances under section 1.704(b)(2)(iv)(k) of the Regulations, allocations of loss and deductions under section 704(e)(2) or 706 of the Code or under section 1.751-1 of the Regulations, or distributions that, as of the end of the year are reasonably expected to be made to the extent they exceed the offsetting increases to such Member's Capital Account that reasonably are expected to occur during or (prior to) the taxable years in which the such distributions are expected to be made (other than increases pursuant to a Minimum Gain Chargeback).

          Operating   Agreement  -  This  operating   agreement   including  all
      amendments adopted in accordance with the Operating Agreement and the Act.

          Percentage Interest - The rights of a Member in Distributions (liquidating or otherwise) and allocations of the profits, losses, gains, deductions, and credits of the Company.

          Percentage Majority of the Members - A majority by Percentage Interest of the Members entitled to vote on, consent to, or approve a particular matter.

          Percentage   Majority  of  the  Remaining  Members  -  A  majority  by
      Percentage Interest of all the Remaining Members.

          PNGI/West Virginia - Penn National Gaming of West Virginia, Inc., a West Virginia corporation and an indirect wholly-owned subsidiary of Penn National Gaming, Inc., a publicly-held Pennsylvania corporation.

          Proceeding - Any judicial or administrative trial, hearing or other activity, civil, criminal or investigative, the result of which may be that a court, arbitrator, or governmental agency may enter a judgment, order, decree, or other determination which, if not appealed and reversed, would be binding upon the Company, a Member or other Person subject to the jurisdiction of such court, arbitrator, or governmental agency.

          Property - Any property real or personal, tangible or intangible, including money and any legal or equitable interest in such property, but excluding services and promises to perform services in the future.

          Person - An individual, trust, estate, or any incorporated or unincorporated organization permitted to be a member of a limited liability company under the laws of West Virginia.

          Regulations - Except where the context indicates otherwise, the permanent, temporary, proposed, or proposed and temporary regulations of Department of the Treasury under the Code as such regulations may be lawfully changed from time to time.


                                           (28)

          Related Person - A person having a relationship to a Member that is described in section 1.752-4(b) of the Regulations.

          Removal - The act of the Remaining Members by which the Managing Member is Removed as the Managing Member but continues to be a Member.

          Resignation - The act of a Managing Member by which such Member ceases to be a Managing Member but continues to be a Member.

          Rules - The Rules promulgated by the Commission under the Statutes and as amended from time to time.

          Statutes - Article 23 [Horse and Dog Racing] of Chapter 19 [Agriculture] of the West Virginia Code (including the amendments set forth in the 1996 Simulcast Facility and Telecommunications Bill if and when approved and adopted as provided under West Virginia law) and Article 22A [Racetrack Video Lottery] of Chapter 19 [Agriculture] of the West Virginia Code, and any other statute which governs any gaming or wagering activities conducted by the Company as such exist as of the date of the Operating Agreement or may hereafter be amended, or any successor rule or statute of similar purpose.

          Taxable Year - The taxable year of the Company as determined pursuant to section 706 of the Code.

          Taxing Jurisdiction - Any state, local, or foreign government that collects tax, interest or penalties, however designated, on any Member's share of the income or gain attributable to the Company.

          Withdrawal- The act of a Member by which such Member voluntarily cease




















                                           (29)